Exhibit 32.1


                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

           In connection with the Quarterly report of Collectible Concepts Group, Inc. (the "Company") on Form 10-QSB for the period ending November 30, 2001 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Paul S. Lipschutz, Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. section 906 of the Sarbanes-Oxley Act of 2002, that:

          (1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities and Exchange Act of 1934; and

          (2)  The information  contained in the Report fairly presents,  in all
               material  respects,   the  financial   condition  and  result  of
               operations of the Company.

           A signed original of this written statement required by Section 906 has been provided to Collectible Concepts Group, Inc. and will be retained by Collectible Concepts Group, Inc.and furnished to the Securities and Exchange Commission or its staff upon request.

Date:  July 20, 2004                                 By: /s/ PAUL S. LIPSCHUTZ
                                                        ----------------------
                                                     Paul S. Lipschutz
                                                     Chief Executive Officer